Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Part B of the Registration Statement: Statement of Additional Information of Tax-Free Cash Central Fund, which is included in Amendment No. 18 to the Registration Statement No. 811-07807 on Form N-1A of Fidelity Revere Street Trust.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 29, 2004